 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 8, 2025, Evolus, Inc. (the “Company”) announced that, effective September 8, 2025, its Board of Directors (the “Board”) appointed Tatjana Mitchell to serve as the Company’s Chief Financial Officer.

Tatjana Mitchell, age 47, served as the Senior Vice President, Finance of Experian North America since April 2023. From May 2019 to March 2023, Ms. Mitchell served as the Chief Financial Officer for Experian North America Consumer Services. From December 2015 to May 2019, Ms. Mitchell served as the Vice President of Finance and Chief Financial Officer of Zulily, an online retailer and subsidiary of Qurate Retail. Ms. Mitchell holds a B.S. in Business Administration from Towson University and an MBA from the Wharton School at the University of Pennsylvania.

There are no arrangements or understandings between Ms. Mitchell and any other persons pursuant to which Ms. Mitchell was selected to be an officer of the Company. Ms. Mitchell does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company and Ms. Mitchell entered into an employment agreement (the “Employment Agreement”) effective as of Ms. Mitchell’s scheduled first day of employment with the Company, September 8, 2025 (the “Start Date”), setting forth the terms and conditions of her employment as the Company’s Chief Financial Officer. Under the Employment Agreement, the Company shall pay Ms. Mitchell a base salary at the annualized rate of $490,000. Ms. Mitchell will also receive a one-time signing bonus of $100,000, subject to repayment if Ms. Mitchell’s employment ceases (other than as a result of a termination by the Company without “Cause” or by Ms. Mitchell for “Good Reason” as specified in the Employment Agreement) prior to the first anniversary of her employment commencement date and subject to 50% repayment if such a termination of her employment occurs after the first anniversary, but before the second anniversary, of her employment commencement date. Ms. Mitchell is also eligible to receive an annual incentive bonus, as determined by the Board in its reasonable discretion and taking performance into account, with a target annual bonus opportunity equal to 55% of her base salary (the “Annual Bonus”).

In accordance with the Employment Agreement, on or promptly after the Start Date, Ms. Mitchell will be granted (i) a stock option (the “Option”) to purchase shares of the Company’s common stock and (ii) an award of Company restricted stock units (“RSUs”). The number of shares of Company common stock subject to the Option will be determined by dividing $750,000 by the Black-Scholes value of such an option (as determined by the Company using its regular stock option valuation methodology and assumptions) as of the Start Date. The per share exercise price of the Option will equal the Nasdaq closing price (in regular trading) of a share of Company common stock on the date of grant of the Option (or as of the last Nasdaq trading day preceding the date of grant of the Option if such date of grant is not a Nasdaq trading day). The number of shares of Company common stock subject to the RSUs will equal $750,000 divided by the 30-day average closing price of a share of Company common stock as of the Start Date.

The Option will be scheduled to vest in equal annual installments over four years commencing with the date of grant of the award and the RSUs will be scheduled to vest as to 50% of the award on the third anniversary of the date of grant and as to the remaining 50% of the award on the fourth anniversary of the date of grant of the award, subject in each case to Ms. Mitchell’s continuing employment with the Company through the applicable vesting date. The Option and the RSUs will each be granted as inducement grants in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to Ms. Mitchell’s acceptance of employment with the Company and will be awarded under the Company’s 2023 Inducement Incentive Plan.

Under the Employment Agreement and subject to Ms. Mitchell executing a release of claims, upon the Company’s termination of Ms. Mitchell’s employment without cause or if Ms. Mitchell resigns for Good Reason, the Company is required to pay (i) severance to Ms. Mitchell equal to twelve months of her base salary paid in a lump sum plus a pro-rated portion of her annual bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Ms. Mitchell would be expected to pay in order to continue medical coverage pursuant to COBRA for twelve months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Ms. Mitchell’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Employment Agreement), Ms. Mitchell is instead entitled, subject to Ms. Mitchell executing a release of claims, to the following (i) severance equal to eighteen months of her base salary paid in a lump sum plus 100% of her annual target bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Ms. Mitchell would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time and service based vesting conditions applicable to her outstanding Company equity awards.

In connection with her employment by the Company, Ms. Mitchell will also enter into the Company’s standard indemnification agreement for its executive officers and directors, the form of which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 25, 2018.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreement, a copy of which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 7.01    Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: September 8, 2025	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer